As filed with the Securities and Exchange Commission on March 8, 2021.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Canada	1040	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1030 West Georgia Street, Suite 1830

Vancouver, BC V6E 2Y3

(604) 396-3066

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.	Rod Talaifar, Esq.	Joseph A. Smith, Esq.	Steven D. Bennett, Esq.
Haynes and Boone, LLP	Sangra Moller LLP	Ellenoff Grossman & Schole LLP	Stikeman Elliott LLP
30 Rockefeller Plaza	1000 Cathedral Place	1345 Avenue of the Americas	5300 Commerce Court West
26th Floor	925 West Georgia Street	11th Floor	199 Bay Street
New York, New York 10112	Vancouver, BC, Canada V6C 3L2	New, York, New York 10105	Toronto, Ontario Canada, M5L 1B9
Tel: +1 212 659-7300	Tel: +1 604 662-8808	Tel: +1 212 370-7889	Tel: +1 416 869-5205

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-252036

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Units, each consisting of one common share, no par value, and one-half warrant	$11,500,000	$1,254.65
(1) Common shares included as part of the Units	—	—	(4)
(2) Warrants included as part of the Units	—	—	(4)
Common shares issuable upon exercise of the warrants	$8,625,000	$940.99
Total	$20,125,000	$2,195.64	(5)

(1)	The registrant previously registered an aggregate of $161,000,000 of securities on the Registration Statement on Form F-1 (Registration No. 333-252036), as amended (the “Initial Registration Statement”), which included common shares and/or warrants to purchase common shares that may be purchased by the underwriters pursuant to an option to purchase additional securities. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $20,125,000 is hereby registered, which does not include the securities that the Registrant previously registered on the Initial Registration Statement. The amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to the Initial Registration Statement.
(2)	Includes the aggregate offering price of additional common shares and/or warrants to purchase common shares that the underwriters have the option to purchase, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate of $161,000,000 of securities on the Initial Registration Statement, for which a filing fee of $17,565.10 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed by Gold Royalty Corp. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form F-1 in its entirety the Registration Statement on Form F-1 (File No. 333-252036), as amended, which was declared effective by the Securities and Exchange Commission (the “Commission”) on March 8, 2021 (the “Initial Registration Statement”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

All exhibits filed or incorporated by reference in the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-224139), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement.

Exhibit No.	Description

5.1	Opinion of Sangra Moller LLP, Canadian counsel to the Company, as to the validity of the common shares

5.2	Opinion of Haynes and Boone, LLP, U.S. counsel to the Company, as to the validity of the warrants

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Sangra Moller LLP (included in Exhibit 5.1)

23.3	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)

23.4	Consent of Paulo Pereira

24.1	Powers of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-252036), filed with the Commission on January 12, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on March 8, 2021.

Gold Royalty CORP.

By:	/s/ David Garofalo
Name:	David Garofalo
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David Garofalo	Chief Executive Officer, President (Principal	March 8, 2021
David Garofalo	Executive Officer) and Chairman

/s/ Josephine Man	Chief Financial Officer (Principal Financial	March 8, 2021
Josephine Man	Officer and Principal Accounting Officer)

*	Chief Development Officer	March 8, 2021
John W. Griffith

*	Director of Technical Services	March 8, 2021
Alastair Still

*	Director	March 8, 2021
Amir Adnani

*	Director	March 8, 2021
Garnet Dawson

*	Director	March 8, 2021
Warren Gilman

*	Director	March 8, 2021
Ken Robertson

*	Director	March 8, 2021
Alan Hair

*By:	/s/ David Garofalo
David Garofalo Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-1 to be signed by the undersigned, thereunto duly authorized, on March 8, 2021.

Puglisi & Associates (Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director